Exhibit 99.1

HanesBrands

1000 East Hanes Mill Road

Winston-Salem, NC 27105

(336) 519-8080

news release

FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, +1 (336) 519-3386
Analysts and Investors, contact:	T.C. Robillard, +1 (336) 519-2115

HANESBRANDS COMPLETES ACQUISITION OF CHAMPION EUROPE, UNITING CHAMPION BRAND GLOBALLY

WINSTON-SALEM, N.C. (June 30, 2016) – HanesBrands (NYSE: HBI), a leading marketer of everyday innerwear and activewear apparel under world-class brands in the Americas, Europe and Asia, today announced that it has completed the acquisition of Champion Europe, which owned the trademark for the Champion brand in Europe, the Middle East and Africa.

“We now have a powerful global platform to drive Champion brand growth on every continent using our Innovate-to-Elevate strategy and low-cost, large-scale supply chain,” said Hanes Chief Operating Officer and CEO-Elect Gerald W. Evans Jr. “Sauro Mambrini, the chief executive officer of Champion Europe, and the accomplished European management team will remain with HanesBrands to run the business, which will complement our worldwide Champion commercial operations in the United States/the Americas, Japan/Asia, and Australia.”

Hanes acquired the privately held Champion Europe, based in Italy, in an all-cash transaction for the previously announced purchase price of 10 times actual calendar 2016 earnings before interest, taxes, depreciation and amortization, subject to adjustment for cash, debt and working capital. Hanes expects the final purchase price to be approximately €200 million. Champion Europe expects full-year 2016 net sales of more than €190 million and operating profit of approximately €15 million.

The acquisition and expected performance for the balance of 2016 is already reflected in the company’s updated financial guidance that was announced May 31, 2016.

Champion Europe sells Champion athletic apparel wholesale to retailers and directly to consumers via company-owned retail stores. The company’s largest wholesale markets are Italy, Greece, Spain and Scandinavia, while the company operates approximately 130 retail stores in Italy and Greece.

“Champion is a great global brand that appeals to consumers worldwide and has great expansion and growth opportunities,” Mambrini said. “In Europe, we capitalize on the Champion heritage from the United States combined with the natural affinity for Italian apparel design.”

HanesBrands Acquires Champion Europe, Uniting Champion Brand Globally – Page 2

Cautionary Statement Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. In particular, among others, statements about the expected full-year 2016 performance of Champion Europe S.p.A. are forward-looking statements. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management, expressed in good faith. However, there can be no assurance that the expectation or belief will result or will be achieved or accomplished, and actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to our ability to achieve expected synergies and successfully complete the integration of Champion Europe, the highly competitive and evolving nature of the industry in which we compete; legal, regulatory, political and economic risks associated with our operations in international markets, including the risk of significant fluctuations in foreign exchange rates; the loss or interruption of services of a member of our senior management team; the accuracy of the estimates and assumptions on which our financial statement projections are based; any inadequacy, interruption, integration failure or security failure with respect to our information technology; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; current economic conditions, including consumer spending levels and the price elasticity of our products; unanticipated business disruptions or the loss of one or more suppliers in our global supply chain; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, as well as in the investors section of our corporate website at www.Hanes.com/investors. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All forward-looking statements speak only as of the date hereof. We undertake no obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

HanesBrands

HanesBrands, based in Winston-Salem, N.C., is a socially responsible leading marketer of everyday basic innerwear and activewear apparel in the Americas, Europe and Asia under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, DIM, Bali, Maidenform, JMS/Just My Size, L’eggs, Wonderbra, Nur Die/Nur Der, Lovable and Gear for Sports. The company sells T-shirts, bras, panties, shapewear, underwear, socks, hosiery, and activewear produced in the company’s low-cost global supply chain. A member of the S&P 500 stock index, Hanes has approximately 65,300 employees in more than 40 countries and is ranked No. 448 on the Fortune 500 list of America’s largest companies by sales. Hanes takes pride in its strong reputation for ethical business practices. The company is the only apparel producer to ever be honored by the Great Place to Work Institute for its workplace practices in Central America and the Caribbean, and is ranked No. 167 on the Forbes magazine list of America’s Best Employers. For seven consecutive years, Hanes has won the U.S. Environmental Protection Agency Energy Star sustained excellence/partner of the year award – the only apparel company to earn sustained excellence honors. The company ranks No. 172 on Newsweek magazine’s green list of 500 largest U.S. companies for environmental achievement. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found at www.Hanes.com/corporate.

# # #